NAME OF REGISTRANT:
Templeton Developing Markets Trust
File No. 811-06378

EXHIBIT ITEM No. 77(c): Matters submitted to a vote of security holders


Shareholders of the Trust participated in a special joint shareholder meeting held on March 21, 2007, and reconvened on April 11, 2007 and May 4, 2007. The special joint meeting was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California. The purpose of the meeting was to elect Trustees of the Trust and to approve amendments to certain of the Trust's fundamental investment restrictions (including two Sub-Proposals). At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Frank J. Crothers, Edith E. Holiday, David W. Niemiec, Frank A. Olson, Larry D. Thompson, Constantine D. Tseretopoulos and Robert E. Wade. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the amendments to certain of the Trust's fundamental investment restrictions (including two Sub-Proposals). No other business was transacted at the meeting.

The results of the voting at the meeting are as follows:

Proposal 1.  The Election of Trustees of the Trust:

------------------------------------------------------------------------------------------------------------------------------
                                                            % OF       % OF SHARES                       % OF      % OF SHARES
                                                         OUTSTANDING   PRESENT AND                   OUTSTANDING   PRESENT AND
NAME                                         FOR           SHARES         VOTING        WITHHELD        SHARES        VOTING
------------------------------------------------------------------------------------------------------------------------------
Harris J. Ashton ...................   100,411,385.672     47.832%       98.185%     1,856,659.573      0.884%        1.815%
Frank J. Crothers ..................   100,830,346.365     48.031%       98.594%     1,437,698.880      0.685%        1.406%
Edith E. Holiday ...................   100,458,341.278     47.854%       98.230%     1,809,703.967      0.862%        1.770%
David W. Niemiec ...................   100,811,454.297     48.022%       98.576%     1,456,590.948      0.694%        1.424%
Frank A. Olson .....................   100,431,415.535     47.841%       98.204%     1,836,629.710      0.875%        1.796%
Larry D. Thompson ..................   100,532,935.354     47.889%       98.303%     1,735,109.891      0.827%        1.697%
Constantine D.Tseretopoulos ........   100,787,552.575     48.011%       98.552%     1,480,492.670      0.705%        1.448%
Robert E. Wade .....................   100,808,792.923     48.021%       98.573%     1,459,252.322      0.695%        1.427%
Charles B. Johnson .................   100,423,310.457     47.837%       98.196%     1,844,734.788      0.879%        1.804%
Gregory E. Johnson .................   100,458,094.726     47.854%       98.230%     1,809,950.519      0.862%        1.770%

Proposal 2. Approval of amendments to certain of the Trust's fundamental investment restrictions regarding:

a. Lending:

-------------------------------------------------------------------------------
                                                         % OF       % OF SHARES
                                                      OUTSTANDING   PRESENT AND
                                      SHARES VOTED      SHARES        VOTING
-------------------------------------------------------------------------------
For .............................    75,262,504.955     35.852%       70.675%
Against .........................     3,088,964.995      1.471%        2.901%
Abstain .........................     2,236,646.293      1.066%        2.100%
Broker Non-Votes ................    25,902,491.998     12.339%       24.324%
-------------------------------------------------------------------------------
TOTAL ...........................   106,490,608.241     50.728%      100.000%
-------------------------------------------------------------------------------

b. Investments in commodities:

-------------------------------------------------------------------------------
                                                         % OF       % OF SHARES
                                                      OUTSTANDING   PRESENT AND
                                      SHARES VOTED      SHARES        VOTING
-------------------------------------------------------------------------------
For .............................    75,498,693.407     35.964%       70.897%
Against .........................     2,904,162.467      1.384%        2.727%
Abstain .........................     2,185,260.369      1.041%        2.052%
Broker Non-Votes ................    25,902,491.998     12.339%       24.324%
-------------------------------------------------------------------------------
TOTAL ...........................   106,490,608.241     50.728%      100.000%
-------------------------------------------------------------------------------